                                                                   EXHIBIT 99.1



[COMPASS MINERALS INTERNATIONAL LOGO]

NEWS RELEASE
CONTACTS:
Rodney L. Underdown (913-344-9395)             Peggy Landon (913-344-9315)
  Vice President and Chief Financial Officer     Director of Investor Relations


                      COMPASS MINERALS INTERNATIONAL, INC.
              ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2004 RESULTS

         OVERLAND PARK, Kan. (February 7, 2005) - Compass Minerals International, Inc. (NYSE: CMP), a leading producer and marketer of salt and specialty potash, reported the following fourth-quarter and year-end results:

         - Fourth-quarter sales increased 17 percent over the prior year.

         - Full-year sales were $695.1 million, a 16 percent increase over 2003.

         - Fourth-quarter net income was $19.9 million or $0.62 per diluted share. The company incurred a charge of $0.4 million for a secondary offering of common stock by Apollo Management LP and other stockholders. Upon completion of their ownership exit strategy, Apollo terminated its management consulting agreement with Compass for which the company incurred a one-time pre-tax charge of $4.5 million.

         - Excluding these special items, net income for the quarter was $23.1 million or $0.72 per share.

         - Full-year net income was $49.8 million, or $1.57 per diluted share, including a partial release of the company's tax valuation allowance in third quarter, secondary offering costs in second and third quarters, and the special items mentioned above. Excluding special items, full-year net income was $42.9 million, or $1.35 per share.

         "We set new sales and EBITDA records in 2004, and we've posted eleven consecutive quarters of year-over-year revenue increases. I believe these results are a testament to our organization-wide focus on increasing sales, improving productivity and containing costs," commented Michael E. Ducey, Compass Minerals president and CEO. "We're optimistic about the outlook for the first quarter of 2005. We've had favorable winter weather in our service area and, thus far, highway and consumer deicing salt sales are keeping pace with the record sales we posted in the first quarter of 2004."


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 2 of 9


                               FINANCIAL RESULTS
                          (IN MILLIONS EXCEPT FOR EPS)


                                                                      THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                         DECEMBER 31,                       DECEMBER 31,
                                                                   ------------------------            ------------------------
                                                                    2004              2003              2004              2003
                                                                   ------            ------            ------            ------

Gross sales                                                        $236.0            $202.1            $695.1            $600.6
Gross sales less shipping and handling (product sales)              170.7             146.1             504.9             435.3
Net income available for common stock                                19.9              17.2              49.8              39.3
Net income available for common stock,
    excluding special items                                          23.1              18.3              42.9              28.4
Diluted EPS                                                          0.62              0.53              1.57              1.15
Diluted EPS, excluding special items                                 0.72              0.57              1.35              0.85
EBITDA                                                               54.5              50.0             157.6             134.0
Adjusted EBITDA                                                      63.2              53.5             171.3             140.1

         For the quarter, salt sales increased 12 percent over the prior year to $210.1 million. Sales of highway deicing salt benefited from stronger sales in the U.K. and moderate sales volume increases in the company's northern markets in North America. General Trade sales increased over the fourth quarter of 2003 due to slightly higher water conditioning and consumer deicing sales, organic market growth and modest shifts in product mix. Salt sales also reflect a $5.3 million foreign exchange benefit.

         Salt sales for the full year were $607.5 million, an 11 percent increase over 2003. The growth was the result of an increase in highway deicing commitments, strong consumer deicing sales in the first quarter, price improvements and moderate base-business volume gains in both product lines.

         Fourth-quarter sulfate of potash (SOP) sales were $25.9 million, a 69 percent increase over the prior year. The quarter-over-quarter sales improvement was the result of a 62 percent increase in tons sold as well as previously announced price improvements.

         Full-year SOP sales of $87.6 million were 62 percent higher than in 2003 primarily due to the company's efforts to expand the SOP market and Compass's December 2003 acquisition of an SOP marketing business.

                              SELECTED SALES DATA


                                                            THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                               DECEMBER 31,                           DECEMBER 31,
                                                         --------------------------            --------------------------
                                                          2004               2003               2004                2003
                                                         -------            -------            -------            -------

SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing .............................              3,589              3,308             10,333              9,663
General trade ...............................                919                885              3,026              2,927
Specialty potash ............................                110                 68                386                251
AVERAGE SALES PRICE (PER TON):

Highway deicing .............................            $ 32.31            $ 30.45            $ 30.85            $ 29.25
General trade ...............................             102.37              97.38              95.49              89.50
Specialty potash ............................             235.29             221.04             226.88             215.21


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 3 of 9


         Selling, general and administrative expenses increased by $3.9 million to $18.6 million for the quarter reflecting increased variable compensation and selling expenses, higher professional services for Sarbanes-Oxley compliance and other accounting services, and the impact of foreign exchange rates on Canadian and U.K. expenses.

         Other expense reflects a foreign exchange loss of $2.9 million in the quarter compared to a foreign exchange loss of $0.6 million in the fourth quarter of 2003. Foreign exchange losses for the full year totaled $6.9 million compared to a loss of $3.9 million for 2003. These losses are primarily the result of intra-company transactions.

         Interest expense for the quarter was $15.7 million of which $6.0 million is a non-cash accrual for payment-in-kind interest on the company's senior subordinated discount notes and its senior discount notes. Interest expense for the year was $61.6 million of which $23.6 million was a non-cash accrual for payment-in-kind interest.

         Compass recorded income tax expense of $8.0 million for the quarter compared to tax expense of $6.1 million for the same quarter of 2003. For the year, the company's income tax expense was $4.9 million compared to $3.3 million in 2003. In the third quarter of 2004, the company recorded a non-cash benefit to earnings of $11.1 million as a result of the release of part of the company's valuation allowance against deferred tax assets.

         For the year, cash flow from operations was $99.7 million compared to $69.1 million in 2003. Capital expenditures were $26.9 million for the year compared to $20.6 million in 2003. Compass's debt, net of issuance premium, at December 31, 2004 was $580.4 million compared to $600.4 million in 2003. Debt net of cash was $570.7 million compared to $597.8 million at December 31, 2003.

EARNINGS CALL

         Compass Minerals International will discuss its fourth-quarter and year-end financial results on a conference call tomorrow, February 8, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's Web site at www.CompassMinerals.com or dial (877) 228-7138. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's Web site for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, Conference ID 3650360. Outside of the U.S. and Canada, callers may dial (706) 645-9291.


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 4 of 9


ABOUT COMPASS MINERALS INTERNATIONAL

         Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates nine production facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf.

NON-GAAP MEASURES

         EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA (EBITDA adjusted for special items and other income/expense) are non-GAAP measures. They are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, such measures may not be comparable to the calculation of these measures by other companies.

         Management believes that these non-GAAP measures can assist investors in understanding our cost structure, cash flows and financial position. Management further believes that it is helpful to provide an analysis of our ability to satisfy our debt service, capital expenditures and working capital requirements in terms of EBITDA and adjusted EBITDA. The company's financial covenants and ratios in our senior credit facilities and indentures are also tied to measures that are calculated by adjusting EBITDA as described below. Excluding non-recurring items from net income available for common stock is meaningful to investors because it provides insight with respect to ongoing operating results of the company.


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 5 of 9


                   EBITDA AND ADJUSTED EBITDA RECONCILIATION
                                 (IN MILLIONS)


                                                                  THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                     DECEMBER 31,                       DECEMBER 31,
                                                                ----------------------            ------------------------
                                                                 2004             2003             2004              2003
                                                                -----            -----            ------            ------

Net income .........................................            $19.9            $17.2            $ 49.8            $ 32.3
    Income tax expense .............................              8.0              6.1               4.9               3.3
    Interest expense ...............................             15.7             15.8              61.6              56.3
    Depreciation, depletion and amortization .......             10.9             10.9              41.3              42.1
                                                                -----            -----            ------            ------
EBITDA .............................................            $54.5            $50.0            $157.6            $134.0
Adjustments to income from operations:
  Other charges (1) ................................              4.9              2.4               5.9               2.4
  Other (income) expense (2) .......................              3.8              1.1               7.8               3.7
                                                                -----            -----            ------            ------
Adjusted EBITDA ....................................            $63.2            $53.5            $171.3            $140.1
                                                                =====            =====            ======            ======

---------

(1) "Other charges" includes costs for the company's initial public offering in December 2003, a secondary offering of common stock in July 2004, a Form S-1 filed with the Securities and Exchange Commission (SEC) in September 2004, a Form S-3 filed with the SEC in November 2004, and for Apollo Management LP's termination of a management consulting agreement in December 2004. The shares sold in each of the public offerings were previously held by stockholders and the company did not receive any proceeds from the sales.

(2) "Other (income) expense" primarily includes $1.1 million of costs related to amending the senior credit facility (second quarter of 2003), a $1.9 million gain on the early extinguishment of debt (second quarter of 2003), interest income, and non-cash foreign exchange gains and losses in all periods.

           RECONCILIATION FOR NET INCOME AVAILABLE FOR COMMON STOCK,
                            EXCLUDING SPECIAL ITEMS
                                 (IN MILLIONS)


                                                                               THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                                                  DECEMBER 31,                     DECEMBER 31,
                                                                              --------------------           ---------------------
                                                                               2004           2003            2004            2003
                                                                              -----          -----           -----           -----

Net income available for common stock ..............................          $19.9          $17.2           $49.8           $39.3
  Plus (less) special items:
    Release of deferred tax asset valuation
       allowance(1) ................................................             --           (1.3)          (11.1)           (5.1)
    Termination of management consulting
       agreement, net of tax(2) ....................................            2.8             --             2.8              --
    Public offering costs(3) .......................................            0.4            2.4             1.4             2.4
    Gain on redemption of preferred
       stock(4) ....................................................             --             --              --            (8.2)
                                                                              -----          -----           -----           -----
Net income available for common stock, excluding special items .....          $23.1          $18.3           $42.9           $28.4

---------
(1) The company recorded a non-cash benefit to earnings of $11.1 million in the third quarter of 2004 due to the release of part of the company's valuation allowance for deferred tax assets. Amounts in 2003 represent non-cash changes to the valuation allowance for deferred tax assets.

(2) Pretax costs of $4.5 million were incurred when Apollo Management LP terminated its management consulting agreement with the company.

(3) The company incurred pretax costs of $2.4 million in December 2003 for its initial public offering, and pretax costs of $0.4 million in the fourth quarter and $1.4 million in the full year for secondary offerings of common stock filed on Forms S-1 and S-3 with the SEC. The shares sold in each public offering were previously held by stockholders so the company did not receive any proceeds from the sales.

(4) The company recorded an $8.2 million gain resulting from the repurchase of 14,704 shares of mandatorily redeemable preferred stock in June 2003. The gain was recorded as an increase to net income available for common stock.


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 6 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)


                                                              THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                 DECEMBER 31,                  DECEMBER 31,
                                                          --------------------------    --------------------------
                                                             2004           2003           2004           2003
                                                          -----------    -----------    -----------    -----------

Sales ................................................    $     236.0    $     202.1    $     695.1    $     600.6
Cost of sales - shipping and handling ................           65.3           56.0          190.2          165.3
Cost of sales - products .............................           99.8           88.8          316.0          288.3
                                                          -----------    -----------    -----------    -----------
  Gross profit .......................................           70.9           57.3          188.9          147.0
Selling, general and administrative expenses .........           18.6           14.7           58.9           49.0
Other charges ........................................            4.9            2.4            5.9            2.4
                                                          -----------    -----------    -----------    -----------
  Operating earnings .................................           47.4           40.2          124.1           95.6
Other (income) expense:
  Interest expense ...................................           15.7           15.8           61.6           56.3
  Other, net .........................................            3.8            1.1            7.8            3.7
                                                          -----------    -----------    -----------    -----------
Income before income taxes ...........................           27.9           23.3           54.7           35.6
Income tax expense ...................................            8.0            6.1            4.9            3.3
                                                          -----------    -----------    -----------    -----------
Net income ...........................................           19.9           17.2           49.8           32.3
Dividends on preferred stock .........................             --             --             --            1.2
Gain on redemption of preferred stock ................             --             --             --           (8.2)
                                                          -----------    -----------    -----------    -----------
Net income available for common stock ................    $      19.9    $      17.2    $      49.8    $      39.3
                                                          ===========    ===========    ===========    ===========
Net income per share, basic ..........................    $      0.65    $      0.57    $      1.63    $      1.21
Net income per share, diluted ........................           0.62           0.53           1.57           1.15
Cash dividends per share, common .....................           0.25             --           0.94           2.85
Basic weighted-average shares outstanding ............     30,875,070     30,173,200     30,604,597     32,492,792
Diluted weighted-average shares outstanding ..........     32,300,692     32,074,416     31,816,202     33,983,983


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 7 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN MILLIONS)


                                                                                DECEMBER 31,
                                                                          -------------------------
                                                                           2004               2003
                                                                          ------             ------

                           ASSETS
Cash and cash equivalents ....................................            $  9.7             $  2.6
Receivables, net .............................................             143.0              117.4
Inventories ..................................................              96.3               96.7
Deferred income tax assets, net ..............................              13.7                8.6
Other current assets .........................................               3.3                3.7
Property, plant and equipment, net ...........................             402.9              410.0
Intangible assets - mineral interests and other, net .........              23.6               24.7
Other non-current assets .....................................              31.4               31.4
                                                                          ------             ------
      Total assets ...........................................            $723.9             $695.1
                                                                          ======             ======

                 LIABILITIES AND STOCKHOLDERS'
                         EQUITY (DEFICIT)

Current liabilities ..........................................            $134.9             $114.0
Long-term debt, net of current portion .......................             582.7              602.5
Deferred income taxes, net ...................................              55.1               70.3
Other noncurrent liabilities .................................              39.6               36.4
Total stockholders' deficit ..................................             (88.4)            (128.1)
                                                                          ------             ------
      Total liabilities and stockholders' deficit ............            $723.9             $695.1
                                                                          ======             ======


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 8 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN MILLIONS)


                                                                         TWELVE MONTHS ENDED
                                                                              DECEMBER 31,
                                                                        ------------------------
                                                                         2004              2003
                                                                        -----             ------

Net cash provided by operating activities ........................      $99.7             $ 69.1
                                                                        -----             ------
Cash flows from investing activities:
  Capital expenditures ...........................................      (26.9)             (20.6)
  Acquisition of intangible assets ...............................         --              (24.8)
  Other ..........................................................        0.9               (0.2)
                                                                        -----             ------
Net cash used in investing activities ............................      (26.0)             (45.6)
                                                                        -----             ------


Cash flows from financing activities:
  Issuance of long-term debt .....................................         --              100.0
  Principal payments on long-term debt ...........................      (40.6)             (31.1)
  Revolver activity ..............................................       (3.0)              14.0
  Payments of notes due to related parties .......................         --               (1.5)
  Dividends paid .................................................      (28.7)            (103.7)
  Repurchase of Preferred Stock ..................................         --               (8.5)
  Payments to acquire treasury stock .............................         --               (9.7)
  Proceeds from stock option exercises ...........................        1.2                0.4
  Deferred financing costs .......................................       (0.1)              (5.0)
  Capital Contributions ..........................................         --                8.8
                                                                        -----             ------
Net cash used in financing activities ............................      (71.2)             (36.3)
                                                                        -----             ------
Effect of exchange rate changes on cash and cash equivalents .....        4.6                3.5
                                                                        -----             ------
Net increase (decrease) in cash and cash equivalents .............        7.1               (9.3)
Cash and cash equivalents, beginning of period ...................        2.6               11.9
                                                                        -----             ------
Cash and cash equivalents, end of period .........................      $ 9.7             $  2.6
                                                                        =====             ======


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Compass Minerals International
Fourth-Quarter and Full-Year 2004 Results
Page 9 of 9


                      COMPASS MINERALS INTERNATIONAL, INC.
                        SEGMENT INFORMATION (UNAUDITED)
                                 (IN MILLIONS)

                             FOURTH-QUARTER RESULTS


THREE MONTHS ENDED DECEMBER 31, 2004                              SALT             POTASH          OTHER (A)           TOTAL
                                                                 ------            ------          ---------           ------

Sales to external customers .........................            $210.1            $ 25.9            $  --             $236.0
Intersegment sales ..................................                --               3.9             (3.9)                --
Cost of sales - shipping and handling costs .........              61.3               4.0               --               65.3
Operating earnings (loss) ...........................              49.5               6.5             (8.6)              47.4
Depreciation, depletion and amortization ............               8.8               2.1               --               10.9
Total assets ........................................             555.1             134.9             33.9              723.9


THREE MONTHS ENDED DECEMBER 31, 2003                              SALT             POTASH          OTHER (A)           TOTAL
                                                                 ------            ------          ---------           ------

Sales to external customers .........................            $186.8            $ 15.3            $  --             $202.1
Intersegment sales ..................................                --               3.0             (3.0)                --
Cost of sales - shipping and handling costs .........              53.7               2.3               --               56.0
Operating earnings (loss) ...........................              45.2               3.3             (8.3)              40.2
Depreciation, depletion and amortization ............               9.0               1.9               --               10.9
Total assets ........................................             522.6             141.5             31.0              695.1


                              YEAR-TO-DATE RESULTS


YEAR ENDED DECEMBER 31, 2004                                      SALT             POTASH          OTHER (A)            TOTAL
                                                                 ------            ------          ---------           ------

Sales to external customers .........................            $607.5            $ 87.6           $   --             $695.1
Intersegment sales ..................................                --              11.3            (11.3)                --
Cost of sales - shipping and handling costs .........             176.4              13.8               --              190.2
Operating earnings (loss) ...........................             128.8              20.7            (25.4)             124.1
Depreciation, depletion and amortization ............              33.2               8.1               --               41.3

YEAR ENDED DECEMBER 31, 2003                                      SALT             POTASH          OTHER (A)            TOTAL
                                                                 ------            ------          ---------           ------

Sales to external customers .........................            $546.6            $ 54.0            $  --             $600.6
Intersegment sales ..................................                --               9.4             (9.4)                --
Cost of sales - shipping and handling costs .........             156.6               8.7               --              165.3
Operating earnings (loss) ...........................             108.8               7.5            (20.7)              95.6
Depreciation, depletion and amortization ............              34.2               7.9               --               42.1

(a)      "Other" includes corporate entities and eliminations.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's registration statement on form S-3 filed with the Securities and Exchange Commission on November 16, 2004. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                      ###